
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SHELBOURNE PROPERTIES I, INC.
             (Exact name of registrant as specified in its charter)
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

                  DELAWARE                                    6798                                    Applied for
---------------------------------------------    --------------------------------    ----------------------------------------------
      (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification Number)
       incorporation or organization)              Classification Code Number)

                          SHELBOURNE PROPERTIES I, INC.
                               5 CAMBRIDGE CENTER
                                    9th FLOOR
                               CAMBRIDGE, MA 02142
                                 (617) 234-3000

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------
                                    COPY TO:

                              MARK I. FISHER, ESQ.
                             TODD J. EMMERMAN, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 940-8800

                               -------------------

                  Approximate Date of Commencement of Proposed Sale to the
Public: From time to time after this Registration Statement becomes effective.

                  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is
compliance with General Instruction G, check the following box.            / /

                  If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.           / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                             / /

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

                  The REIT's Certificate, as amended, and Bylaws provide certain limitations on the liability of the REIT's directors and officers for monetary damages to the REIT. The Certificate and Bylaws obligate the REIT to indemnify its directors and officers, and permit the REIT to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the REIT and the stockholders against these individuals. See "Certain Provisions of Delaware Law and The REIT's Certificate and Bylaws--Limitation of Liability and Indemnification."

                  The REIT's Certificate limits the liability of the REIT's directors and officers to the REIT to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses, legal fees and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each person acted in good faith and in a manner that be reasonably believed was in or not opposed to the REIT's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the actions or indemnification is ordered by the court.

                  The REIT has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the REIT indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses including legal fees, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the REIT must also indemnify and advance all expenses including legal fees incurred by directors and officers seeking the enforce their rights under the indemnification agreements and may cover directors and officers under the REIT's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to Section 14 of the Securities Act.


Item 21. Exhibits and Financial Statement Schedules

   (a) The following documents are filed as part of this Registration Statement:


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

   Exhibit #                                                            Description
   ---------                                                            -----------

      2.1**                                Form of Merger Agreement (included as Appendix C to the Consent
                                           Solicitation Statement/ Prospectus included as Part I of this
                                           Registration Statement).
      3.1**                                Form of Amended and Restated Certificate of Incorporation of the REIT
      3.2**                                Form of Amended and Restated Bylaws of the REIT
      4.1**                                Form of Amended and Restated Agreement of Limited Partnership of the Operating
                                           Partnership (included as Appendix B to the Consent Solicitation Statement/Prospectus
                                           included as Part I of this Registration Statement.
      4.2*                                 Form of Shareholders Rights Agreement
      4.3*                                 Certificate of Designations, Preferences and Rights of Series A Preferred Stock
      5.1*                                 Opinion of Rosenman & Colin LLP regarding legality of the shares of the Common Stock issued
      8.1*                                 Opinion of Rosenman & Colin LLP regarding tax matters
     10.1*                                 Form of Indemnification Agreement between the REIT and each of its directors and executive officers
     10.2*                                 Form of Advisory Agreement
     12.1*                                 Statement of computation of ratios
     23.1**                                Consent of Rosenman & Colin LLP
     23.2                                  Consent of Independent Accountants
     24.1**                                Power of Attorney (included as a part of Part II of this Registration Statement
     99.1**                                Form of Consent Form (included as Appendix A to the Consent
                                           Solicitation Statement/Prospectus included as Part I of this
                                           Registration Statement).

                  *TO BE FILED BY AMENDMENT
                  **PREVIOUSLY FILED


                  (b) Financial Statement Schedules

                  The financial statement schedules are incorporated by reference to Integrated Resources High Equity Partners, Series 85, a California Limited Partnership Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999.

Item 22. Undertakings

                  (a)   The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (e) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                           (2) The registrant undertakes that every prospectus:
         (i) that is filed pursuant to paragraph (1) immediately proceeding, or
         (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

                  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on February 14, 2000.

                                 Shelbourne Properties I, Inc.

                                 By:    /s/ Michael L. Ashner
                                     -----------------------------------------
                                            Michael L. Ashner
                                            President and Chairman of the Board
                                -----------------

                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 of Shelbourne Properties I, Inc.has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                     Capacity                            Date
                 ---------                                     --------                            ----
/s/ Michael L. Ashner
-------------------------------
Michael L. Ashner                             President                                   February 14, 2000

/s/ Peter Braverman*
-------------------------------
Peter Braverman                               Vice President and Director                 February 14, 2000

/s/ David T. Hamamoto*
-------------------------------
David T. Hamamoto                             Director                                    February 10, 2000

/s/ David King*
-------------------------------
David King                                    Vice President and Director                 February 14, 2000

/s/ Robert Martin*
-------------------------------
Robert Martin                                 Director                                    February 14, 2000

/s/ W. Edward Scheetz*
-------------------------------
W. Edward Scheetz                             Director                                    February 14, 2000

/s/ Steven Stuart*
-------------------------------
Steven Stuart                                 Director                                    February 14, 2000

/s/ Carolyn Tiffany*
-------------------------------
Carolyn Tiffany                               Vice President and Treasurer                February 14, 2000

---------------
*     BY MICHAEL L. ASHNER, ATTORNEY-IN-FACT


                                  EXHIBIT INDEX

   Exhibit #                                                      Description                                             Page
   ---------                                                      -----------                                             ----
     2.1**                  Form of Merger Agreement (included as Appendix C to
                            the Consent Solicitation Statement/ Prospectus
                            included as Part I of this Registration Statement).
     3.1**                  Form of Amended and Restated Certificate of Incorporation of the REIT
     3.2**                  Form of Amended and Restated Bylaws of the REIT
     4.1**                  Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership
                            (included as Appendix B to the Consent Solicitation Statement/Prospectus included as Part I of this Registration Statement).
     4.2*                   Form of Shareholders Rights Agreement
     4.3*                   Certificate of Designations, Preferences and Rights of Series A Preferred Stock
     5.1*                   Opinion of Rosenman & Colin LLP regarding legality of the shares of the Common Stock
     8.1*                   Opinion of Rosenman & Colin LLP regarding tax matters
     10.1*                  Form of Indemnification Agreement between the REIT and each of its directors and executive officers
     10.2*                  Form of Advisory Agreement
     12.1*                  Statement of computation of ratios
     23.1**                 Consent of Rosenman & Colin LLP
     23.2                   Consent of Independent Accountants
     24.1**                 Power of Attorney (included as a part of Part II of this Registration Statement)
     99.1**                 Form of Consent Form (included as Appendix A to the Consent Solicitation Statement/
                            Prospectus included as Part I of this Registration Statement).

                  *TO BE FILED BY AMENDMENT
                  **PREVIOUSLY FILED